UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 27, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2026 (the “Closing Date”), Palmetto Gourmet Foods, Inc., PGF Real Estate I, Inc., and PGF Real Estate II, Inc. (collectively, the “Borrowers”), each a wholly owned subsidiary of Borealis Foods Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Oxus Capital PTE Ltd. (“Oxus”), as lender. Oxus is the Company’s former SPAC sponsor and a significant shareholder of the Company.

Pursuant to the Credit Agreement, Oxus provided a term loan to the Borrowers in an aggregate principal amount of up to $17.0 million (the “Term Loan”). The obligations under the Credit Agreement are guaranteed by the Company, Borealis IP Inc., and Palmetto Gourmet Foods (Canada) Inc. (collectively, the “Guarantors”), and are secured by substantially all assets of the Borrowers and Guarantors, including mortgages on the Borrowers’ distribution center located at 313 Greenwood Highway, Saluda, South Carolina and manufacturing plant located at 4160 Columbia Highway, Saluda, South Carolina.

The proceeds of the Term Loan were used to repay in full all outstanding obligations under the Company’s existing credit agreement, dated as of August 10, 2023 (the “Existing Credit Facility”), with Frontwell Capital Partners Inc. (“Frontwell”), and to pay fees, costs and expenses in connection with the transactions. Approximately $16.2 million of the proceeds were applied to repay amounts outstanding under the Existing Credit Facility. No early termination or prepayment premium was paid to Frontwell. Of the remaining proceeds, approximately $375,000 was used to pay transaction expenses and $425,000 remained for the Company. In addition, up to approximately $240,000 in reserves held by Frontwell may be returned to the Company seven (7) business days following the closing.

The Term Loan matures on the earliest of April 27, 2031 and the date that the Lender accelerates the Obligations in accordance with the Credit Agreement, and bears interest at a rate of 12% per annum, subject to a default rate of an additional 2% per annum. The principal amount of the Term Loan is repayable in 48 consecutive monthly installments commencing on May 1, 2027, calculated on a straight-line amortization basis over a 48-month period. Interest on the outstanding unpaid principal balance is due and payable monthly in arrears commencing on May 1, 2027, except to the extent converted into equity as described below.

Year 1 Interest Conversion Option. At the Lender’s election, in its sole and absolute discretion, the Lender may elect, on or before May 1, 2027, to convert all accrued interest from the Closing Date through the date immediately prior to May 1, 2027 (the “Year 1 Interest”) into common shares of the Company. The conversion price may, at Lender’s election, be at the average closing market price for publicly traded common shares of the Company for the 60-trading day period immediately preceding May 1, 2027. Year 1 Interest on the $17.0 million Term Loan at 12% per annum would be approximately $2.0 million. Upon consummation of such conversion, all Year 1 Interest would be deemed satisfied in full. Following the first anniversary of the Closing Date, interest on the Term Loan is payable in cash monthly.

Mandatory Prepayment. The Credit Agreement requires mandatory prepayment of 100% of the net cash proceeds from, among other things, the issuance of any Equity Interests of any Loan Party, subject to an exception for certain qualifying equity investment transactions by institutional investors that do not result in the incurrence of Indebtedness, a Change of Control, or any Default.

Post-Closing Board Reconstitution. Pursuant to the Credit Agreement, no later than May 11, 2026, the Company’s shareholders are required to revise the composition of the Board of Directors to replace two existing Board members and appoint Pavel Mynzhanov and Zaure Algazieva (or such other individuals as are acceptable to Lender in its sole discretion) on the Board. The Company expects to file a separate Current Report on Form 8-K in connection with such changes.

Other Terms. The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. The negative covenants include restrictions on Restricted Payments without the Lender’s prior written consent and a financial covenant limiting Capital Expenditures during any calendar month to 120% of the amount budgeted in the most recent rolling cash flow forecast. Reza Soltanzadeh ceasing to be employed by the Borrowers as president or in a similar senior management position constitutes an event of default, subject to a 180-day replacement cure period. A default by the Company under the Conversion Agreement described below, or a challenge to the validity or enforceability of the Conversion Agreement, also constitutes an event of default under the Credit Agreement.

The Credit Agreement and the Conversion Agreement described below were approved by the disinterested members of the Board of Directors on April 24, 2026.

Conversion Agreement

In addition, on the Closing Date, the Company and certain of its subsidiaries entered into a Conversion Agreement (the “Conversion Agreement”) with Oxus Capital PTE Ltd. (the Company’s former SPAC sponsor and a significant shareholder), Reza Soltanzadeh (the Company’s Chief Executive Officer and co-founder) and Barthelemy Helg (the Company’s Chairman of the Board and co-founder) (collectively, the “Shareholders”).

Pursuant to the Conversion Agreement, approximately $29.1 million in aggregate principal amount of indebtedness, plus approximately $4.2 million in accrued interest thereon (calculated through June 30, 2026), previously advanced by the Shareholders to the Company (the “Indebtedness”) will be subject to conversion into common shares of the Company (the “Common Shares”), upon the occurrence of specified conditions. The term loan obligations under the Credit Agreement are expressly excluded from the Indebtedness subject to conversion. Specifically, if the Company does not consummate one or more equity financings resulting in aggregate gross proceeds of at least $70 million at a price of $9.00 per share (the “Required Equity Financing”) on or before July 1, 2026 (the “Equity Raise Deadline”), then the Indebtedness will automatically convert into common shares of the Company. The conversion price will be based on the volume weighted average closing price of the Company’s common shares on the Nasdaq Stock Market for the twenty (20) consecutive trading days ending on and including the trading day immediately preceding the Equity Raise Deadline, as reported by Bloomberg L.P. The Conversion Agreement contains certain restrictions on the Company’s ability to issue equity securities prior to the Equity Raise Deadline without the consent of the Shareholders. The Company is required to reserve a sufficient number of authorized and unissued Common Shares to satisfy its obligations under the Conversion Agreement.

Based on the Company’s approximately 21.4 million Common Shares currently outstanding, the conversion of the full amount of the Indebtedness could result in the issuance of a significant number of additional Common Shares that would be dilutive to existing shareholders. The Conversion Agreement may be terminated prior to the Equity Raise Deadline by mutual consent of the parties, by Oxus upon the occurrence of an Event of Default under the Credit Agreement, or by the Shareholders upon a material misrepresentation or material breach of warranty by the Company. Upon conversion, the Indebtedness will be satisfied in full, and the Company will issue shares to the Shareholders within five business days after the Equity Raise Deadline in accordance with the terms of the Conversion Agreement.

The foregoing descriptions of the Credit Agreement and the Conversion Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the closing of the Credit Agreement described in Item 1.01 above, the Company repaid in full all obligations outstanding under its Amended and Restated Credit Agreement, dated as of August 10, 2023, by and among Palmetto Gourmet Foods, Inc., PGF Real Estate I, Inc., PGF Real Estate II, Inc., and Frontwell Capital Partners Inc. (“Frontwell”), as amended, together with the related Forbearance and Amendment Agreement dated as of March 27, 2026 (collectively, the “Frontwell Agreements”), as previously disclosed in the Company’s Current Reports on Form 8-K filed on December 16, 2025, February 6, 2026, March 27, 2026, and April 17, 2026.

The Frontwell Agreements provided for a term loan and revolving credit facility in an aggregate committed amount of up to $25.0 million, secured by substantially all assets of the borrowers and guaranteed by the Company. The aggregate payoff amount was approximately $16.2 million. No early termination or prepayment premium was paid in connection with such repayment.

Additionally, all deposit account control agreements and related cash management control arrangements in favor of Frontwell were terminated in connection with such repayment, and Frontwell has released all liens and security interests in the assets of the Company and its subsidiaries.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above regarding the Credit Agreement is incorporated herein by reference. On the Closing Date, the Company became obligated under the Term Loan in the aggregate principal amount of $17.0 million.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Conversion Agreement provides for the potential issuance of Common Shares to the Shareholders upon the automatic conversion of approximately $33.3 million in aggregate Indebtedness (inclusive of accrued interest). Based on the terms of the Conversion Agreement, if the Required Equity Financing is not consummated on or before July 1, 2026, the Indebtedness will automatically convert into Common Shares at a conversion price based on the 20-day volume weighted average closing price of the Common Shares immediately preceding July 1, 2026.

In addition, the Credit Agreement provides for the potential issuance of Common Shares to Oxus in satisfaction of up to approximately $2.0 million in Year 1 Interest at Oxus’s election, as described in Item 1.01 above.

Any such Common Shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), based on the Shareholders’ status as accredited investors and other factors. The Company will not receive any cash proceeds from the issuance of such Common Shares; rather, the applicable Indebtedness or accrued interest, as the case may be, will be extinguished upon conversion. The Common Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and will bear a restrictive legend.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2026, in connection with the repayment and termination of the Frontwell Agreements described in Item 1.02 above, the engagement of Jeffrey T. Varsalone as Chief Restructuring Officer of the Company and its subsidiaries was terminated, effective immediately. Mr. Varsalone’s appointment as Chief Restructuring Officer was previously disclosed in the Company’s Current Report on Form 8-K filed on March 27, 2026 and was made pursuant to the requirements of the Forbearance and Amendment Agreement with Frontwell. Following the termination of the Frontwell Agreements, the Company determined that the Chief Restructuring Officer role was no longer required.

Mr. Varsalone’s engagement was pursuant to an engagement letter with VRS Restructuring Services, dated March 27, 2026. No severance or termination payments were made in connection with the termination of the engagement.

As disclosed in Item 1.01 above, the Credit Agreement requires the Company to reconstitute its Board of Directors by May 11, 2026 to appoint two designees of Oxus. The Company expects to file a separate Current Report on Form 8-K upon the occurrence of such changes.

Item 8.01 Other Events.

As previously disclosed, the Company had been operating under a forbearance agreement with Frontwell while pursuing refinancing alternatives. The Company’s prior filings disclosed that the failure to refinance the Frontwell facility or to comply with the milestones under the forbearance agreement could raise substantial doubt about the Company’s ability to continue as a going concern.

The repayment of the Frontwell credit facility and entry into the Credit Agreement with Oxus provides the Company with a longer-term source of financing and additional liquidity to support its operations, eliminates the prior lender’s control over the Company’s cash management arrangements, and includes a framework for potential conversion of certain existing indebtedness into equity, subject to specified conditions. In connection with the termination of the Frontwell Agreements, the engagement of the Company’s Chief Restructuring Officer, which was a requirement of the forbearance arrangements, was terminated as described in Item 5.02 above.

The Credit Agreement and the Conversion Agreement were entered into with Oxus Capital PTE Ltd. (the Company’s former SPAC sponsor and a significant shareholder), and the Conversion Agreement was also entered into with Reza Soltanzadeh (the Company’s Chief Executive Officer and co-founder) and Barthelemy Helg (the Company’s Chairman of the Board and co-founder), each of whom is a related party of the Company. These transactions were reviewed and approved by the disinterested members of the Board of Directors on April 24, 2026.

As previously disclosed on April 17, 2026, the Company received a notice from The Nasdaq Stock Market LLC indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Company intends to file its Annual Report on Form 10-K as promptly as practicable and currently expects to file no later than May 19, 2026.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Credit Agreement, the Conversion Agreement, the potential conversion of indebtedness into equity, the Company’s liquidity and going concern posture, anticipated changes to the Board of Directors, and the Company’s future operations and financial condition. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the Company’s ability to satisfy its obligations under the Credit Agreement, the dilutive impact of the potential conversion of Indebtedness into Common Shares, the Company’s ability to consummate equity financings on acceptable terms, the Company’s ability to maintain the listing of its Common Shares on the Nasdaq Stock Market, and those risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 27, 2026, by and among Palmetto Gourmet Foods, Inc., PGF Real Estate I, Inc., PGF Real Estate II, Inc., Borealis Foods Inc., Borealis IP Inc., Palmetto Gourmet Foods (Canada) Inc., and Oxus Capital PTE Ltd.*
10.2	Conversion Agreement, dated as of April 27, 2026, by and among Palmetto Gourmet Foods, Inc., PGF Real Estate I, Inc., PGF Real Estate II, Inc., Borealis Foods Inc., Borealis IP Inc., Palmetto Gourmet Foods (Canada) Inc., Oxus Capital PTE Ltd., Reza Soltanzadeh, and Barthelemy Helg*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of May 2026.

BOREALIS FOODS INC.

	By:	/s/ Pouneh V. Rahimi
Date: May 1, 2026		Pouneh V. Rahimi
Chief Legal Officer